UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

THE E.W. SCRIPPS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On April 3, 2018, the following communication was sent to certain employees of The E.W. Scripps Company (“Scripps”) and the same or substantially similar communications may in the future be sent to Scripps employees from time to time:

April 3, 2018

Scripps employee shareholders:

Recently, Adam sent an email about how our company strategy has positioned us well for the future. In that same note, he shared that one of our largest shareholders, GAMCO, has nominated three people to run for our board of directors in opposition to our three candidates.

As a Scripps shareholder, you will receive proxy materials from Scripps at your home address, which will include our annual report as well as a WHITE proxy card that comes in the envelope with a lighthouse on it. This WHITE proxy card is the form you complete and send back to vote for the three Scripps candidates. It also provides a website and telephone number that you can use to vote rather than sending in the card.

You may have multiple accounts for shares held through a broker, the Employee Stock Purchase Plan or Scripps’ transfer agent, Computershare, and you will receive WHITE proxy cards for each account. Please vote a WHITE proxy card for each of your accounts to ensure that all your shares are counted.

You also may receive materials from GAMCO in support of its three candidates. Their materials will include a BLUE proxy card, and you also will receive them at your home address. If you do not want to vote for the GAMCO nominees, you should disregard the BLUE proxy card. Do not complete the BLUE proxy card with “no” selected and send it back in protest, as it negates any prior voting you may have completed on the WHITE proxy card in support of the Scripps nominees.

There likely will be multiple mailings by Scripps and GAMCO and each will include a proxy card. If you have voted on one card and would like to change your vote, you may submit your vote again to revoke your previous vote. However, you do not need to send a proxy card each time you receive one if you have already voted your shares in that account. Only the latest dated vote submission is counted.

If you have any questions, please reach out. You also can contact our proxy solicitor, MacKenzie Partners, at 800-322-2885 or at proxy@mackenziepartners.com.

Carolyn Micheli
Vice President
Investor Relations and Corporate Communications

Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.scripps.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.